Exhibit 99.1

   Secured Digital Provides Financial Guidance and Business Outlook for 2008

     NEW YORK--(BUSINESS WIRE)--Jan. 2, 2008--Secured Digital Applications, Inc. (OTCBB:SDGL), a global provider of business process outsourcing services and systems integrator for Radio Frequency Identification ("RFID"), Global Positioning System ("GPS"), Global System for Mobile Communications ("GSM"), Wireless Local Area Network ("WIFI") and Bluetooth applications today announced the Company generated revenue of approximately $46.0 million, a 25.5% increase year on year growth over 2006. The growth, based upon the Company's anticipated unaudited financial results for 2007, is within the estimate provided in the SDGL's January 3, 2007 press release.

     Business Outlook

     For fiscal 2008, revenue is expected to be between $55 - 60 million and net income in the range of $2.5 - $3.5 million. In providing guidance for 2008, the Company said it expects to increase revenue through expanded operations in the U.S. and China. 2008's forecast is based on recurring contracts and orders received in the third and fourth quarter of 2007. The forecast does not include new orders and contracts currently being negotiated with several parties.

     SDGL has completed the streamlining of its operations into 3 business segments: multimedia content production, business process outsourcing services; and integrated RFID, GSM, GPS, WIFI and Bluetooth applications ("integrated wireless applications"). SDGL will draw on its experience in brand building, marketing and its networking in the U.S. and China to promote the Company's integrated wireless applications. RFID, in particular, has emerged as the driver of productivity growth globally, covering all sectors. China is expected to be a major contributor to SDGL's revenue in 2008.

     Corporate Highlight

     SDGL has appointed Mr. Elwayne Hafen as its U.S. Business Development Consultant - Country Director effective January 1, 2008. Mr. Hafen brings with him over 28 years experience in the stock broking business. He will be responsible for developing a market for the Company's products and services in the U.S., identifying and building new business opportunities in both the U.S. and international markets. Such opportunities will include mergers, acquisitions, joint ventures or strategic alliances with organizations that will create synergies, add value and, more importantly, boost SDGL's durable competitive edge. Mr. Hafen will also be assisting SDGL to organize product and investment road shows.

     "We look forward to a very productive 2008 are confident of achieving our targets and successful execution of our expansion plans in the U.S. and China," said Patrick Lim, Chairman and CEO of SDGL. "Mr. Hafen is expected to play a key role in implementing SDGL's business plans and further improve on the Company's visibility in the U.S."

     About Secured Digital Applications, Inc.:

     Secured Digital Applications, Inc. is a global provider of Business Process Outsourcing ("BPO") services and systems integrator for Radio Frequency Identification ("RFID") and Global Positioning System ("GPS"), Global System for Mobile Communications ("GSM"), Wireless Local Area Network ("WIFI") and Bluetooth applications. The Company's BPO services include online financial accounting integrated with RFID enabled document, people, inventory and asset tracking applications; and multimedia content production. The Company's media production includes content for television, the Internet and multimedia presentations. The Company also develops and implements solutions for smarthome and biometric security. The Company's current target market for its products and services include customers from the United States, Asia and Australia. For more information, please visit www.digitalapps.net, www.eystar.com and www.sdawmedia.com. Information on our websites does not comprise a part of the press release.

     Safe Harbor Statement:

     Information contained in this press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes", "expects", "is expected", "intends", "may", "will", "should", "anticipates", "plans" or the negative thereof. These forward looking statements often include forecasts and projections for future revenue and/or profits and are subject to revision and are not based on audited results. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to vary materially from historical results or from any future results expressed or implied in such forward-looking statements. Such risks and uncertainties include, but are not limited to, economic downturns, failure to achieve anticipated short- and long-term financial benefits from our business, failure to achieve market demand and acceptance for our products and services and failure to generate sufficient capital or to obtain financing to fund our operations and growth. The Company does not undertake to update, revise or correct any forward-looking statements. Investors are cautioned that current results are not necessarily indicative of future results, and actual results may differ from projected amounts. For more complete information concerning factors that could affect the Company's results, reference is made to the Company's registration statements, reports and other documents filed with the Securities and Exchange Commission.


     CONTACT: Secured Digital Applications Inc.
              Elwayne Hafen, 303-693-0072
              ehafen@digitalapps.net
              or
              Newport Capital Consultants
              Stephen Jones, 972-712-1039
              esjones1@aol.com